NETRIX CORPORATION

                          EXECUTIVE RETENTION AGREEMENT


      THIS EXECUTIVE RETENTION AGREEMENT by and between Netrix Corporation, a Delaware corporation (the "COMPANY"), and Lynn Chapman (the "EXECUTIVE") is made as of February 1, 1999 (the "EFFECTIVE DATE").

      WHEREAS, the Board of Directors of the Company (the "BOARD") has determined that appropriate steps should be taken to reinforce and encourage the continued employment and dedication of the Company's key personnel;

      NOW, THEREFORE, as an inducement for and in consideration of the Executive remaining in its employ, the Company agrees that the Executive shall receive the severance benefits set forth in this Agreement in the event the Executive's employment with the Company is terminated under the circumstances described below.

      1.    KEY DEFINITIONS.

      As used herein, the following terms shall have the following respective meanings:

            1.1   "CAUSE" means:

                  (a) the Executive's willful and continued failure to substantially perform [his/her] reasonable assigned duties [AS AN OFFICER OF THE COMPANY] (other than any such failure resulting from incapacity due to physical or mental illness), which failure is not cured within 30 days after a written demand for substantial performance is received by the Executive from the Board of Directors of the Company which specifically identifies the manner in which the Board of Directors believes the Executive has not substantially performed the Executive's duties; or

                  (b) the Executive's willful engagement in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company.

      For purposes of this Section 1.1, no act or failure to act by the Executive shall be considered "willful" unless it is done, or omitted to be done, in bad faith and without reasonable belief that the Executive's action or omission was in the best interests of the Company.

            1.2  "DISABILITY"  means the Executive's  absence from the full-time


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performance  of the  Executive's  duties with the  Company  for 180  consecutive calendar days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative.

            1.3 "TERM" means the period commencing as of the Effective Date and continuing in effect through December 31, 2000; PROVIDED, however, that commencing on January 1, 2001 and each January 1 thereafter, the Term shall be automatically extended for one additional year unless, not later than 90 days prior to the scheduled expiration of the Term (or any extension thereof), the Company shall have given the Executive written notice that the Term will not be extended.

            1.4 "Good Reason" shall mean the occurrence of any of the following circumstances without the Executive's written consent, unless such circumstances are fully corrected prior to the Date of Termination (as defined in Article 4.1(a)(i) of this Agreement):

                  (A) any reduction in the Executive's annual compensation (including salary and bonuses and commissions based on agreed upon targets then in effect) as in effect on the date hereof or as the same may be increased during the term; or

                  (B) any requirement by the Company or of any person in control of the Company that the location at which the Executive performs his or her principal duties for the Company be outside a radius of 50 miles from the location at which such duties were performed immediately prior to the Effective Date of this Agreement.

      2. TERM OF AGREEMENT. This Agreement, and all rights and obligations of the parties hereunder, shall take effect upon the Effective Date and shall expire upon the first to occur of (a) the expiration of the Term or (b) the fulfillment by the Company of all of its obligations under Sections 4 and 5.2 if the Executive's employment with the Company terminates during the Term.

      3.    EMPLOYMENT STATUS.

            3.1 NOT AN EMPLOYMENT CONTRACT. The Executive acknowledges that this Agreement does not constitute a contract of employment or impose on the Company any obligation to retain the Executive as an employee and that this Agreement does not prevent the Executive from terminating employment at any time.

      4.    BENEFITS TO EXECUTIVE.

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            4.1  COMPENSATION.  If the  Executive's  employment with the Company terminates during the Term, the Executive shall be entitled to the following benefits:

                  (a) TERMINATION WITHOUT CAUSE; RESIGNATION WITH GOOD REASON. If the Executive's employment with the Company is terminated by the Company (other than for Cause, Disability or Death) or if the Executive terminates employment for Good Reason during the Term, then the Executive shall be entitled to the following benefits:

                        (i) the Company shall pay to the Executive in equal semi-monthly installments in cash beginning within 30 days after the effective date of an employment termination (the "DATE OF TERMINATION") the aggregate of the following amounts:

                              (1)   the  sum  of  (A) the   Executive's   base
salary through the Date of Termination, (B) the product of (x) the annual bonus paid or payable (including any bonus or portion thereof which has been earned but deferred) for the most recently completed fiscal year or the annual bonus amount contained in an offer of employment if the Executive was not employed by the Company in the most recently completed fiscal year and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is 365 and (C) the amount of any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon) and any accrued vacation pay, in each case to the extent not previously paid (the sum of the amounts described in clauses (A), (B), and (C) shall be hereinafter referred to as the "ACCRUED OBLIGATIONS"); and

                              (2)   an amount  equal to the greater of (a) the
Executive's annual base salary during the twelve month period prior to the Date of Termination, or (b) the product of twelve (12) times the Executive's monthly salary in effect immediately before the Date of Termination.

                        (ii) for 12 months after the Date of Termination, or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy, the Company shall continue to provide benefits to the Executive and the Executive's family at least equal to those which would have been provided to them if the Executive's employment had not been terminated, in accordance with the applicable benefit plan or program (including, without limitation, any insurance, medical, health and accident or disability plan and any vacation program or policy) (a "BENEFIT PLAN") in effect on the Date of Termination, or, if more favorable to the Executive and [his/her] family, in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies; PROVIDED, however, that

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if the Executive  becomes  reemployed  with another  employer and is eligible to receive a particular type of benefits (e.g., health insurance benefits) from such employer on terms at least as favorable to the Executive and [his/her] family as those being provided by the Company, then the Company shall no longer be required to provide those particular benefits to the Executive and [his/her] family;

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                        (iii) to the extent not  previously  paid or provided,
the Company shall timely pay or provide to the Executive any other amounts or benefits required to be paid or provided or which the Executive is eligible to receive following the Executive's termination of employment under any plan, program, policy, practice, contract or agreement of the Company and its affiliated companies (such other amounts and benefits shall be hereinafter referred to as the "OTHER BENEFITS"); and

                        (iv) for purposes of (i) determining eligibility (but not the time of commencement of benefits) of the Executive for retiree benefits to which the Executive is entitled and (ii) determining vesting OR EXERCISING under stock options or awards granted to the Executive prior to the Date of Termination under the Company's employee stock option plans, the Executive shall be considered to have remained employed by the Company until 12 months after the Date of Termination.

                  (b) RESIGNATION WITHOUT GOOD REASON;  TERMINATION FOR DEATH OR
DISABILITY. If the Executive voluntarily terminates WITHOUT GOOD REASON [his/her] employment with the Company during the Term or if the Executive's employment with the Company is terminated by reason of the Executive's death or Disability during the Term, then the Company shall (i) pay the Executive (or [his/her] estate, if applicable), in a lump sum in cash within 30 days after the Date of Termination, the Accrued Obligations and (ii) timely pay or provide to the Executive the Other Benefits.

                  (c) TERMINATION FOR CAUSE. If the Company terminates the Executive's employment with the Company for Cause during the Term, then the Company shall (i) pay the Executive, in a lump sum in cash within [30 days] after the Date of Termination, the sum of (A) the Executive's annual base salary through the Date of Termination and (B) the amount of any compensation previously deferred by the Executive, in each case to the extent not previously paid, and (ii) timely pay or provide to the Executive the Other Benefits.

            4.2 MITIGATION. The Executive shall not be required to mitigate the amount of any payment or benefits provided for in this Section 4 by seeking other employment or otherwise. Further, except as provided in Section 4.1(a)(ii), the amount of any payment or benefits provided for in this Section 4 shall not be reduced by any compensation earned by the Executive as a result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Executive to the Company or otherwise.


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      5.    DISPUTES.

            5.1 SETTLEMENT OF DISPUTES; ARBITRATION. All claims by the Executive for benefits under this Agreement shall be directed to and determined by the Board of Directors of the Company and shall be in writing. Any denial by the Board of Directors of a claim for benefits under this Agreement shall be delivered to the Executive in writing and shall set forth the specific reasons for the denial and the specific provisions of this Agreement relied upon. The Board of Directors shall afford a reasonable opportunity to the Executive for a review of the decision denying a claim. Any further dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Washington, D.C., in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

            5.2 EXPENSES. The Company agrees to pay as incurred, to the full extent permitted by law, all legal, accounting and other fees and expenses which the Executive may reasonably incur as a result of any claim or contest (regardless of the outcome thereof) by the Company, the Executive or others regarding the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive regarding the amount of any payment or benefits pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable Federal rate provided for in Section 7872(f)(2)(A) of the Code.

      6.    SUCCESSORS; NON-COMPETE.

            6.1 SUCCESSOR TO COMPANY. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company expressly to assume and agree to perform this Agreement to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain an assumption of this Agreement at or prior to the effectiveness of any succession shall be a breach of this Agreement and shall constitute a termination without cause in accordance with Section 4.1(a) if the Executive elects to terminate employment, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, "Company" shall mean the Company as defined above and any successor to its business or assets as aforesaid which assumes and agrees to perform this Agreement, by operation of law or otherwise.

            6.2  SUCCESSOR  TO  EXECUTIVE.  This  Agreement  shall  inure to the


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benefit  of  and  be   enforceable   by  the   Executive's   personal  or  legal
representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amount would still be payable to the Executive or [his/her] family hereunder if the Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the executors, personal representatives or administrators of the Executive's estate.

            6.3   NON-COMPETE.

                  (a) During the Term the Executive will not directly or indirectly:

                        (i)   as    an    individual    proprietor,    partner
stockholder, officer, employee, director, joint venturer, investor, lender, or in any other capacity whatsoever (other than as the holder of not more than one percent (1%) of the total outstanding stock of a publicly held company), engage in the business of developing, producing, marketing or selling products of the kind or type developed or being developed, produced, marketed or sold by the Company while the Executive was employed by the Company; or

                        (ii)  recruit,   solicit  or  induce,  or  attempt  to
induce, any employee or employees of the Company to terminate their employment with, or otherwise cease their relationship with, the Company; or

                        (iii) solicit, divert or take away, or attempt to divert or to take away, the business or patronage of any of the clients, customers or accounts, or prospective clients, customers or accounts, of the Company which were contacted, solicited or served by the Executive while employed by the Company.

                  (b) If any restrictions set forth in this Section 6.3 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

                  (c) The restrictions contained in this Section 6.3 are necessary for the protection of the business and goodwill of the Company and are considered by the Executive to be reasonable for such purpose. The Executive agrees that any breach of this Section 6.3 will cause the Company substantial and irrevocable damage and therefore, in the event of any such breach, in addition to such other remedies which may be available, the Company shall have the right to seek specific performance and injunctive relief.


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      7.  NOTICE.  All  notices,  instructions  and other  communications  given hereunder or in connection herewith shall be in writing. Any such notice, instruction or communication shall be sent either (i) by registered or certified mail, return receipt requested, postage prepaid, or (ii) prepaid via a reputable nationwide overnight courier service, in each case addressed to the Company, at 13595 Dulles Technology Drive, Herndon, Virginia 20171, and to the Executive at 43454 Thistlewood Court, Ashburn, Virginia 22011 (or to such other address as either the Company or the Executive may have furnished to the other in writing in accordance herewith). Any such notice, instruction or communication shall be deemed to have been delivered five business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent via a reputable nationwide overnight courier service. Either party may give any notice, instruction or other communication hereunder using any other means, but no such notice, instruction or other communication shall be deemed to have been duly delivered unless and until it actually is received by the party for whom it is intended.

      8.    MISCELLANEOUS.

            8.1 EMPLOYMENT BY SUBSIDIARY. For purposes of this Agreement, the Executive's employment with the Company shall not be deemed to have terminated solely as a result of the Executive continuing to be employed by a wholly-owned subsidiary of the Company.

            8.2 SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

            8.3 INJUNCTIVE RELIEF. The Company and the Executive agree that any breach of this Agreement by the Company is likely to cause the Executive substantial and irrevocable damage and therefore, in the event of any such breach, in addition to such other remedies which may be available, the Executive shall have the right to specific performance and injunctive relief.

            8.4 GOVERNING LAW. The validity, interpretation, construction and performance of this Agreement shall be governed by the internal laws of the Commonwealth of Virginia, without regard to conflicts of law principles.

            8.5 WAIVERS. No waiver by the Executive at any time of any breach of, or compliance with, any provision of this Agreement to be performed by the Company shall be deemed a waiver of that or any other provision at any subsequent time.

            8.6  COUNTERPARTS.  This Agreement may be executed in  counterparts,


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each of which shall be deemed to be an original but both of which together shall constitute one and the same instrument.

            8.7 TAX WITHHOLDING. Any payments provided for hereunder shall be paid net of any applicable tax withholding required under federal, state or local law.

            8.8 ENTIRE AGREEMENT. This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto; and any prior agreement of the parties hereto in respect of the subject matter contained herein is hereby terminated and cancelled.

            8.9 AMENDMENTS. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Executive.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first set forth above.


                                    NETRIX CORPORATION


                                    By:-----------------------------------------

                                    Title:--------------------------------------


                                    --------------------------------------------
                                    [SIGNATURE]


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